                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission
         Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                           SOUTHFIRST BANCSHARES, INC.
                (Name of Registrant as Specified in Its Charter)
                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         (1) Title of each class of securities to which transaction applies:
         (2)      Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)      Proposed maximum aggregate value of transaction:
         (5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:
         2)       Form, Schedule or Registration Statement No.:
         3)       Filing Party:
         4)       Date Filed:

                             [SOUTHFIRST LETTERHEAD]

                                 March 12, 2001

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of SouthFirst Bancshares, Inc. ("SouthFirst"), which will be held on Wednesday, April 11, 2001, at 10:00 a.m., at SouthFirst's main office, 126 North Norton Avenue, Sylacauga, Alabama 35150.

         The formal notice of the meeting and the proxy statement appear on the following pages and describe the matters to be acted upon. Time will be provided during the meeting for discussion, and you will have an opportunity to ask about your Company.

         Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed notice of the meeting and proxy statement, please complete, sign, date and return the enclosed proxy at your earliest convenience. Returning the signed proxy card will not prevent you from voting in person at the meeting, should you later decide to do so.

                                    Sincerely,


                                    /s/ Donald C. Stroup

                                    Donald C. Stroup
                                    President and Chief Executive Officer

                           SOUTHFIRST BANCSHARES, INC.
                             126 NORTH NORTON AVENUE
                            SYLACAUGA, ALABAMA 35150

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 11, 2001

         To the Holders of Common Stock of SOUTHFIRST BANCSHARES, INC.:

         Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of SouthFirst Bancshares, Inc. ("SouthFirst") will be held on Wednesday, April 11, 2001, at 10:00 a.m., at SouthFirst's principal executive offices, 126 North Norton Avenue, Sylacauga, Alabama 35150, for the following purposes:

         (1) To elect three directors to hold office until the 2004 Annual Meeting and until their successors are elected and qualified; and

         (2) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         The Board of Directors has fixed March 1, 2001, as the record date for the determination of stockholders entitled to vote at the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

         A Proxy Statement and a proxy solicited by the Board of Directors, together with a copy of the 2000 Annual Report to Stockholders are enclosed herewith. Stockholders are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting in person, you are requested to complete, sign and date the enclosed proxy and return it as promptly as possible in the accompanying envelope. If you attend the Annual Meeting, you may, if you wish, withdraw your proxy and vote in person.

                                             By Order of the Board of Directors


                                             /s/ Joe K. McArthur

                                             Joe K. McArthur
                                             Secretary

Sylacauga, Alabama
March 12, 2001

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                           SOUTHFIRST BANCSHARES, INC.
                             126 NORTH NORTON AVENUE
                            SYLACAUGA, ALABAMA 35150

                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 11, 2001
                           --------------------------

                                 PROXY STATEMENT

                           --------------------------

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of SouthFirst Bancshares, Inc. ("SouthFirst") for the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, April 11, 2001, and any adjournment thereof, at the time and place and for the purposes set forth in the accompanying notice of the Annual Meeting. The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by SouthFirst. In addition to solicitations by mail, officers and other employees of SouthFirst, without receiving any additional compensation, may assist in soliciting proxies by telephone. This Proxy Statement and the accompanying proxy are first being mailed to stockholders on or about March 12, 2001. The address of the principal executive offices of SouthFirst is 126 North Norton Avenue, Sylacauga, Alabama 35150, and SouthFirst's telephone number is (256) 245-4365. SouthFirst is the parent of First Federal of the South ("First Federal"), a wholly-owned subsidiary which is a federally chartered savings association.

         Any proxy given pursuant to this solicitation may be revoked by any stockholder who attends the Annual Meeting and gives oral notice of his or her decision to vote in person, without complying with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the Annual Meeting by delivering to SouthFirst's Secretary an instrument revoking it or a duly executed proxy for the same shares bearing a later date. Proxies which are returned properly executed and not revoked will be voted in accordance with the stockholder's directions specified thereon. Where no direction is specified, proxies will be voted FOR the election of the nominees named herein. The items enumerated herein constitute the only business which the Board of Directors intends to present or knows will be presented at the Annual Meeting. However, the proxy confers discretionary authority upon the persons named therein, or their substitutes, with respect to any other business which may properly come before the Annual Meeting.

         The record of stockholders entitled to vote at the Annual Meeting was taken on March 1, 2001. On that date, SouthFirst had outstanding and entitled to vote 928,568 shares of common stock, $.01 par value per share (the "Common Stock"), with each share entitled to one vote. The holders of one-third (1/3) of the outstanding shares of Common Stock entitled to vote must be present, in person or by proxy, to constitute a quorum. Abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum for the transaction of business.

         The affirmative vote of a plurality of the votes present in person or by proxy at the Annual Meeting is required for the election of a Director. Unless otherwise provided by SouthFirst's Certificate of Incorporation or Bylaws or by statute, the affirmative vote of a majority of the votes present in person or by proxy at the Annual Meeting is required to pass on any matters other than the election of directors. Abstentions and broker non-votes will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-vote relates. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of March 1, 2000 with respect to the beneficial ownership of SouthFirst's Common Stock by (i) each person known by SouthFirst to own beneficially more than five percent (5%) of SouthFirst Common Stock, (ii) each director of SouthFirst, (iii) each director nominee, (iv) each of the Named Executive Officers (as defined at herein) and (v) all directors and executive officers of SouthFirst as a group. Unless otherwise indicated, (i) each of the beneficial owners has sole voting and investment power with respect to the shares beneficially owned, and (ii) the address for each of the beneficial owners is 126 North Norton Avenue, Sylacauga, Alabama, 35150.

                                                        SHARES OF
                                                      COMMON STOCK                   PERCENT OF
                 BENEFICIAL OWNER                  BENEFICIALLY OWNED(1)         OUTSTANDING SHARES
                 ----------------                  -------------------           ------------------
         Donald C. Stroup(2)                              71,139                        7.2%
         Joe K. McArthur(3)                               32,726                        3.3%
         H. David Foote, Jr.(4)                           11,390                        1.2%
         J. Malcomb Massey(5)                             24,328                        2.5%
         Allen Gray McMillan, III(6)                      16,890                        1.7%
         Charles R. Vawter, Jr.(7)                        40,792                        4.1%
         Donald R. Hardy (8)                                 200                          0%
         L. Neal Bice (9)                                 28,761                        2.9%
         Kenneth E. Easterling (10)                       21,580                        2.2%
         Bobby R. Cook(11)                                14,815                        1.6%
         Jeffrey L. Gendell, et. al.(12)                  87,700                        9.4%
         Robert J. Salmon and
            Mary Anne J. Salmon(13)                       47,600                        5.1%
         Pension & Benefit Trust Company(14)              66,400                        7.2%
         All directors and
            executive officers
            as a group (10 persons)                      262,621                       26.7%

---------------

(1) "Beneficial Ownership" includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes options which are exercisable within sixty days of the date hereof. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Exchange Act. The percentages are based upon 928,568 shares outstanding, except for certain parties who hold presently exercisable options to purchase shares. The percentages for those parties holding presently exercisable options are based upon the sum of 928,568 shares plus the number of shares subject to presently exercisable options held by them, as indicated in the following notes.
(2) Of the amount shown, 17,100 shares are owned jointly by Mr. Stroup and his wife, 300 shares are held by one of Mr. Stroup's sons, 13,196 shares are held in his account under SouthFirst's 401(k) Plan, 5,471 shares are held in his account under First Federal's ESOP, 26,422 shares are subject to presently exercisable options and 8,300 shares represent restricted stock granted under SouthFirst's Management Recognition Plans "A" and "B," all of which are fully vested.
(3) Of the amount shown, 1,500 shares are owned jointly by Mr. McArthur and his wife, 5,030 shares are held in his account under SouthFirst's 401(k) Plan, 4,633 shares are held in his account under First Federal's ESOP, 16,251 shares are subject to presently exercisable options and 5,312 shares represent restricted stock granted under SouthFirst's Management Recognition Plans "A" and "B," all of which are fully vested.
(4) Of the amount shown, 3,000 shares are owned jointly by Mr. Foote and his wife, 1,500 shares are held by Mr. Foote as custodian for each of his two minor children, 5,230 shares are subject to presently exercisable options and 1,660 shares represent restricted stock granted under SouthFirst's Management Recognition Plan "A," all of which are fully vested.
(5) Of the amount shown, 15,521 shares are restricted stock acquired pursuant to that certain employment agreement between Mr. Massey and Pension & Benefit Financial Services, Inc., vesting in equal increments over a period of 15 years beginning on April 11, 1997, 3,265 shares are held in a profit sharing account, and 2,234 shares are held in an Individual Retirement Account, and 1490 shares are held in his account under First Federal's ESOP, 1490 shares are subject to exercisable options, and 1,090 shares are owned jointly by Mr. Massey and his wife.

(6) Of the amount shown, 10,000 shares are held jointly by Mr. McMillan and his wife, 5,230 shares are subject to presently exercisable options and 1,660 shares represent restricted stock granted under SouthFirst's Management Recognition Plan "A," all of which are fully vested.
(7) Of the amount shown, 31,989 shares are held jointly by Mr. Vawter and his wife, 5,230 shares are subject to presently exercisable options and 1,660 shares represent restricted stock granted under SouthFirst's Management Recognition Plan "A," all of which shares are fully vested.
(8)      The shares are held jointly by Mr. Hardy and his wife.
(9) Of the amount shown, 13,332 shares are held by Mr. Bice as the Executor of the Estate of H. D. Bice, his father, 14,349 shares are held jointly by Mr. Bice and his wife, and 1,080 shares are subject to exercisable options.
(10) Of the amount shown, 19,499 shares are held jointly by Mr. Easterling and his wife, 1,001 shares are held individually by Mr. Easterling, and 1,080 shares are subject to exercisable options.
(11) Of the amount shown, 1,624 shares are held in an Individual Retirement Account for the benefit of Mr. Cook's wife. Mr. Cook's address is 891 Temple Road, Clanton, Alabama, 35045.
(12) Of the amount shown, Jeffrey L. Gendell has shared voting power with respect to 87,700 shares, Tontine Management, L.L.C. ("TM") has shared voting power with respect to 87,700 shares, Tontine Financial Partners, L.P. ("TFP") has shared voting power with respect to 87,700 shares. TM, the general partner of TFP, has the power to direct the affairs of TFP. Mr. Gendell is the Managing Member of Tontine Management, L.L.C. and, in that capacity, directs its operations. The business address of Mr. Gendell, TM and TFP is 200 Park Avenue, Suite 3900, New York, New York 10166. The foregoing information is based on a Schedule 13G, dated May 10, 2000 filed by Mr. Gendell, TM and TFP. SouthFirst makes no representation as to the accuracy or completeness of the information reported.
(13) Robert J. Salmon and Mary Anne J. Salmon beneficially own and have shared voting and dispositive power with respect to 47,600 shares. The foregoing information is based on a copy of Schedule 13G, dated October 8, 1998 received by SouthFirst from Mr. and Mrs. Salmon. Mr. and Mrs. Salmon's address is 3623 Raymond Street, Chevy Chase, Maryland, 20815. SouthFirst makes no representation as to the accuracy or completelness of the information reported therein. .
(14) These shares are held in trust by Pension & Benefit Financial Services, Inc., d/b/a Pension & Benefit Trust Company, as trustee of First Federal's ESOP. See "Employee Stock Ownership Plan." The business address of Pension & Benefit is 260 Commerce Street, Montgomery, Alabama, 36104.

         To SouthFirst's knowledge, there has not been a change in control of SouthFirst since the beginning of the last fiscal year, and there are no arrangements known to SouthFirst the operation of which would result in a change in control of SouthFirst.

                                 AGENDA ITEM ONE
                              ELECTION OF DIRECTORS

        SouthFirst's Board of Directors presently consists of nine (9) directors, elected to staggered three- year terms. The terms of Messrs. Cook, Foote and Easterling will expire at this Annual Meeting of Stockholders. The Board of Directors has nominated Messrs. Bice, Foote and Easterling for election as directors of SouthFirst. Unless otherwise directed, the proxies will be voted at the Annual Meeting FOR the election of the nominees. In the event that any of the three nominees is unable to serve or declines to serve as a director at the time of the Annual Meeting, the persons named as proxies will have discretionary authority to vote the proxies for the election of such person or persons as may be nominated in substitution by the present Board of Directors. Management knows of no current circumstances which would render any nominee named herein unable to accept nomination or election. The affirmative vote of a plurality of the votes present in person or by proxy at the Annual Meeting is required for the election of the three nominees standing for election. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE NOMINEES.

        The following individuals have been nominated by management for election to SouthFirst's Board of Directors for a term of three years and until their successors are elected and qualified:

         H. DAVID FOOTE, JR. has served as a director of First Federal since 1988 and of SouthFirst since 1994. Mr. Foote has been President and owner of Foote Bros. Furniture since 1973. Mr. Foote has been a director of the Sylacauga Chamber of Commerce, the Coosa Valley Country Club and Talladega County E-911. He has served as President of Wesley Chapel Methodist Men's Club and head of the Wesley Chapel Methodist Administrative Board.

         KENNETH E. EASTERLING, age 58, has served as a director of First Federal since 1997, and previously served as a member of the Board of Directors of First Federal Savings and Loan of Chilton County from 1992 to 1997. Mr. Easterling is the owner of Home Printing Company, located in Clanton, Alabama, which was established in 1969. Mr. Easterling served in the Army National Guard from 1963 to 1969, is a Charter member of the Exchange Club of Chilton County, a member of the Board of Directors of Chilton County Cattlemen's Association, a member of the Board of Directors of Alfa, and has served as a Deacon of the West End Baptist Church from 1969 to the present.

         L. NEAL BICE, age 60, has served as a director of First Federal since 1997, and previously served as a director of First Federal Savings and Loan of Chilton County, from 1989 to 1997. Mr. Bice is an owner and a director of Chilton County Feed and Seed Company, located in Clanton, Alabama. Mr. Bice presently is a professor of economics and business at the Clanton extension of the George C. Wallace State Community College. Mr. Bice is a past professor of finance at Auburn University, a past professor of economics, finance and banking at the University of Southwestern Louisiana, and a past professor of finance at the University of Alabama. Mr. Bice is a member of the Chilton County Board of Education, the Alabama Education Association, the Southern School Board Association, Omicron Delta Epsilon Society in Economics, the Chilton County High School Athletic Association, and the Chilton County Cattlemen's Association. He is a past President of the Chilton County Board of Education, and serves as director of the Chilton County Chamber of Commerce, the President of the Chilton County University of Alabama Alumni Association, the Zone Chairman of the Clanton Lion's Club, and the President of the War Eagle Lion's Club, Auburn, Alabama. Mr. Bice is a member of the Concord Baptist Church.

                                  ************

         Each of the following individuals is a member of SouthFirst's Board of Directors who is not standing for election to the Board of Directors this year and whose term will continue after the Annual Meeting:

         DONALD C. STROUP, age 51, has served as the President and Chief Executive Officer of First Federal since 1988 and of SouthFirst since 1994. Mr. Stroup has also been a member of the First Federal Board of Directors since 1988 and of the SouthFirst Board of Directors since 1994. Mr. Stroup has over 25 years of experience in the banking industry and received a B.S. in Business Administration from Samford University, and a Certificate of Achievement and Diploma of Merit from the Institute of Financial Education, Chicago, Illinois. He is a director of the Boys' Club, a member of the Red Cross, Hospice Care, Talladega County Economic Development Authority and Boy Scouts Advisory, a former Chairman of the Southern Community Bankers and a former member of the Sylacauga School Board and the Sylacauga Industrial Development Board. Mr. Stroup is also a current member and former President of the Sylacauga Rotary Club and a former director of the Sylacauga Chamber of Commerce and Coosa Valley Country Club. Mr. Stroup is a member of the First Baptist Church of Sylacauga.

         JOE K. MCARTHUR, age 49, has served as the Executive Vice President, Chief Operating Officer, Chief Financial Officer and Secretary of First Federal and SouthFirst since 1992 and 1994, respectively. Mr. McArthur has served as a director of First Federal and SouthFirst since February 1996. Mr. McArthur has over 24 years of experience in the banking industry and received a B.S. in Accounting from the University of Alabama-Birmingham and a Masters of Business Administration equivalent from the National School of Finance and Management. He has also completed all courses with the Institute of Financial Education. Prior to joining First Federal, Mr. McArthur was Assistant Executive Director of Finance of Humana, a hospital, from 1990 to 1992, and Senior Vice president of First Federal of Alabama from 1983 to 1990. He has also served as a manager of various Little League and Babe Ruth Baseball teams, as well as Boys' Club basketball teams. Mr. McArthur is a member of the First United Methodist Church of Sylacauga.

         J. MALCOMB MASSEY, age 51, has served as a director of First Federal and SouthFirst since May, 1997. Mr. Massey is President and Chief Executive Officer of Pension & Benefit, First Federal's wholly-owned, operating subsidiary. This is a position he has held since he joined Pension & Benefit in 1997, after it acquired substantially all of the assets of Lambert, Massey, Roper & Taylor, Inc., an employee benefits consulting firm, based in Montgomery, for which Mr. Massey had served as President since 1980. Mr. Massey is a member of the American Society of Pension Actuaries, South Central Alabama Association of Insurance and Financial Advisors, Life and Qualifying Member of Million Dollar Roundtable, Top of the Table, Montgomery Lions Club and Young Meadows Presbyterian Church.

         ALLEN GRAY MCMILLAN, III, age 44, has served as a director of First Federal since 1993 and of SouthFirst since 1994. Mr. McMillan is President of Brecon Knitting Mill, where he has been employed since 1979. Mr. McMillan has been active in the Kiwanis Club, United Way, and Boy Scouts of America. He is a member of the First United Methodist Church.

         CHARLES R. VAWTER, JR., age 39, has served as a director of First Federal since 1992 and of SouthFirst since 1994. Mr. Vawter is Chief Financial Officer of Automatic Gas and Appliance Co., Inc., where he has been employed since 1987. Mr. Vawter is a member of the First Baptist Church. He is a director of B.B. Comer Library Foundation and the Coosa Valley Country Club. He is a past director of the Sylacauga Chamber of Commerce. He is currently a member of the Planning Commission of the City of Sylacauga Chamber of Commerce and has served on the Planning Committee of Alabama LP Gas Association.

         DONALD R. HARDY, age 51, has served as a director of First Federal and SouthFirst since January, 2001. Mr. Hardy is the owner, President and CEO of H & B Builders, Inc., located in Sylacauga, Alabama. He is a member of the Business Council of Alabama, Sylacauga Chamber of Commerce and has served on the Sylacauga Planning Commission since 1992. Mr. Hardy is an active member of the First Baptist Church of Sylacauga.

                                  ************

         The following individual is a member of SouthFirst's Board of Directors who is not standing for election to the Board of Directors this year and whose term will expire as of the date of the Annual Meeting:

         BOBBY R. COOK, age 61, was named President of the Western Division of First Federal and as a director of SouthFirst and First Federal on October 31, 1997, in connection with the purchase by SouthFirst of First Federal of Chilton County. Prior to joining SouthFirst and First Federal, Mr. Cook had served as President and Chief Executive Officer of First Federal of Chilton County since 1973. Thereafter, on January 24, 2000, the employment of Mr. Cook was terminated for cause by the Board of Directors of First Federal, pursuant to the provisions of Mr. Cook's employment agreement with First Federal. Further, Mr. Cook, on January 25, 2000, was removed for cause as a member of the Board of Directors of First Federal, upon the unanimous written consent of SouthFirst, as the sole shareholder of First Federal.

         There are no family relationships between any director, executive officer, or person nominated to become a director or executive officer and any other director, executive officer, or person nominated to become a director or executive officer of SouthFirst.

                             COMMITTEES OF THE BOARD

AUDIT COMMITTEE

         The Audit Committee is currently comprised of Messrs. McMillan, Foote and Vawter. The Board of Directors of SouthFirst has adopted a written charter setting forth the composition, authority and responsibilities of the Audit Committee, and such charter is attached to this Proxy Statement as Appendix "A." The independence of the Audit Committee members has been established by, and pursuant to, the listing standards of the American Stock Exchange, Section 121(A). Immediately following is the report of the Audit Committee.

                  [remainder of page intentionally left blank]

                          REPORT OF AUDIT COMMITTEE (1)

         The following is the report of the Audit Committee with respect to the audited financial statements of SouthFirst for the fiscal year ended September 30, 2000.

         With respect to fiscal year 2000, the Audit Committee has done each of the following: (i) reviewed SouthFirst's audited financial statements and discussed such financial statements with management, (ii) discussed with Jones & Kirkpatrick, P.C., the independent auditors for SouthFirst, the matters required to be discussed by the Statement on Auditing Standards No. 61 (SAS 61, Communication with Audit Committee), (iii) received the written disclosures and the letter from Jones & Kirkpatrick, P.C., required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and (iv) discussed with Jones & Kirkpatrick, P.C. their independence from SouthFirst.

         The Audit Committee acts pursuant to the Audit Committee Charter, a copy of which is attached as Appendix "A" to this Proxy Statement.

         Based on the aforementioned reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in SouthFirst's Annual Report on Form 10-KSB for the fiscal year ending September 30, 2000. Further, the Audit Committee, based upon the aforementioned reviews and discussions, hereby selects and appoints Jones & Kirkpatrick, P.C. as the independent auditors to audit the accounts and records of SouthFirst for the current fiscal year.

                                             AUDIT COMMITTEE

                                             Allen Gray McMillan, III
                                             H. David Foote, Jr.
                                             Charles R. Vawter, Jr.

---------------

(1) The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

OTHER COMMITTEES

         In addition to the Audit Committee, SouthFirst's Board of Directors has established the Executive Committee, which consists of Messrs. Stroup (Chairman), Foote, McArthur and Vawter. The Executive Committee, which did not meet in fiscal year 2000, has the power to exercise most of the powers of the Board of Directors, in the intervals between the meetings of the Board of Directors. Any activity of the Executive Committee is reported to the Board of Directors at the next meeting thereof.

         SouthFirst presently does not have a compensation committee because no officers of SouthFirst receive any compensation for services to SouthFirst. All officers of SouthFirst are compensated by SouthFirst's wholly-owned subsidiary, First Federal, solely for their services to First Federal. In addition, non-employee directors are paid for attendance at First Federal committee meetings, but employee members of committees are not paid.

         In addition to SouthFirst's committees, First Federal has established various committees including the Executive Committee, the Wage and Compensation Committee, the Loan Committee, the Asset/Liability Committee, the Audit Committee and the Strategic Planning Committee.

         The Executive Committee of First Federal consists of Messrs. Stroup (Chairman), Foote, McArthur and Vawter. The Committee, which did not meet in fiscal year 2000, has the power to exercise most powers of the Board of Directors in the intervals between meetings of the Board of Directors. Any activity of the Executive Committee is reported to the Board of Directors of the next meeting thereof. First Federal's Loan Committee is comprised of Messrs. Stroup, Vawter and Anna Tyler. This committee meets weekly to consider loan applications. Approval of a loan application requires approval by at least two members (other than the person signing the application) of the Loan Committee. The Audit Committee of First Federal consists of Messrs. McMillan (Chairman), Foote, Vawter, Bice and Easterling. This committee meets at least annually and more frequently if necessary to review the results of the audit program. Recommendations and observations are reported to the Board of Directors. The Asset/Liability Committee consists of Messrs. McMillan (Chairman), Stroup, McArthur, Foote and Vawter. This committee meets quarterly to establish and monitor policies to control interest rate sensitivity. First Federal's Wage and Compensation Committee consists of Messrs. Massey (Chairman), Stroup, McArthur, Easterling and Vawter. This committee, which held three meetings in fiscal 2000, is responsible for reviewing compensation matters, including salaries and benefits of directors, officers, and employees. The Strategic Planning Committee consists of Messrs. Foote (Chairman), Stroup, McArthur, Massey and Easterling. This committee meets quarterly to review the progress of First Federal in meeting goals established under its business plan and to consider possible revisions thereto, if deemed necessary by the committee.

MEETINGS OF THE BOARD OF DIRECTORS

         The Board of Directors of SouthFirst held five meetings during the fiscal year ended September 30, 2000. During the 2000 fiscal year, each director, other than Bobby R. Cook and John Robbs, attended at least 75% of the aggregate number of meetings held by the Board of Directors and Committee(s) on which he served.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires SouthFirst's directors, certain officers and persons who own more than 10% of the outstanding Common Stock of SouthFirst to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of SouthFirst held by such persons. Officers, directors and greater than 10% stockholders are also required to furnish SouthFirst with copies of all forms they file under this regulation. SouthFirst first became subject to this regulation on February 13, 1995. To SouthFirst's knowledge, based solely on a review of copies of such reports, and any amendments thereto, furnished to SouthFirst and representations that no other reports were required, during the fiscal year ended September 30, 2000, all Section 16(a) filing requirements applicable to its officers, directors and 10% holders were complied with during fiscal year 2000.

         Although SouthFirst has no obligation to make filings pursuant to
Section 16 of the Exchange Act, SouthFirst has adopted a policy requiring all
Section 16 reporting persons to report monthly to a designated employee of SouthFirst as to whether any transactions in SouthFirst's Common Stock occurred during the previous month.

                             EXECUTIVE COMPENSATION

         The following table provides certain summary information for fiscal 2000, 1999, and 1998 concerning compensation paid or accrued by SouthFirst and First Federal to or on behalf of SouthFirst's Chief Executive Officer and the other executive officers of SouthFirst whose total annual salary and bonus exceeded $100,000 during fiscal 2000 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE


                                                         Annual Compensation(1)                         Long Term Compensation

                                                                                                    Securities
   Name and Principal             Fiscal                                         Other Annual       Underlying         All Other
        Position                   Year         Salary           Bonus          Compensation(2)       Options         Compensation
   ------------------             ------       --------        --------         ---------------      --------         ------------

Donald C. Stroup                   2000        $140,000        $ 43,605(3)         $ 13,155          14,180(4)         $  2,901(5)
        President, Chief           1999         140,000          32,625              12,250          14,180(6)            2,901
        Executive Officer          1998         140,000          35,812              12,250          14,180(7)            2,886
        and Chairman

Joe K. McArthur                    2000        $105,000        $ 29,490(8)         $ 13,155           7,428(9)         $ 1,6241(10)
        Executive Vice             1999         105,000          21,175              12,250           7,428(11)           1,624
        President, Chief           1998         105,000          24,104              12,250           7,428(12)           1,309
        Financial Officer
        and Director
J. Malcomb Massey                  2000        $130,000        $ 17,069(13)        $ 13,155           3,726(14)        $  1,873(15
        Director and               1999         130,000           2,236              13,250           3,726(16)           1,873
        President of               1998         130,000           1,677              12,250           3,726(17)           1,795
        Pension & Benefit

---------------

(1) All compensation received by the Named Executive Officers was paid by First Federal and Pension & Benefit.

(2) Fees received as member of the Board of Directors of SouthFirst, First Federal and Pension & Benefit.
(3) Consists of a regular bonus of $22,647 as well as $20,958 of compensation consisting of dividends paid under SouthFirst's Dividend Investment Plan on unexercised stock options. See "-- Compensation of Directors."
(4) On November 4, 1998, SouthFirst canceled all options granted to Mr. Stroup in 1998, and issued these options to purchase the same number of shares at a lower exercise price (see footnote (6) and footnote (7) below). These options vest in equal annual increments commencing on 11/4/99. See "--- Repricing of Stock Options under the Stock Option Plans."
(5) Represents a $1,836 automobile allowance and income of $1,065 recognized on employer provided group term life insurance in excess of $50,000.
(6) On November 4, 1998, SouthFirst canceled all options granted to Mr. Stroup in 1998, and issued these options to purchase the same number of shares at a lower exercise price. These options vest in equal annual increments commencing on 11/4/99. See "---Repricing of Stock Options under the Stock Option Plans."
(7) On January 28, 1998, SouthFirst granted these options, which vested in equal annual increments commencing on January 29, 1999. These options were canceled on November 4, 1998 (see footnote (4) and footnote (6) above).
(8) Consists of a regular bonus of $17,065 as well as $12,425 of compensation consisting of dividends paid under SouthFirst's Dividend Investment Plan on unexercised stock options. See "-- Compensation of Directors."
(9) On November 4, 1998, SouthFirst canceled all options granted to Mr. McArthur in 1998, and issued these options to purchase the same number of shares at a lower exercise price (see footnote (11) and footnote
         (12) below). These options vest in equal annual increments commencing on 11/4/99. See "-- -Repricing of Stock Options under the Stock Option Plans."
(10) Represents a $964 automobile allowance and income of $660 recognized on employer provided group term life insurance in excess of $50,000.
(11) On November 4, 1998, SouthFirst canceled all options granted to Mr. McArthur in 1998, and issued these options to purchase the same number of shares at a lower exercise price. These options vest in equal annual increments commencing on 11/4/99. See "---Repricing of Stock Options under the Stock Option Plans."
(12) On January 28, 1998, SouthFirst granted these options, which vested in equal annual increments commencing on January 29, 1999. These options were canceled on November 4, 1998 (see footnote (9) and footnote (11) above).
(13) Consists of a regular bonus of $14,833 as well as $2,236 of compensation consisting of dividends paid under SouthFirst's Dividend Investment Plan on unexercised stock options. See "--Compensation of Directors."
(14) On November 4, 1998, SouthFirst canceled all options granted to Mr. Massey in 1998, and issued these options to purchase the same number of shares at a lower exercise price (see footnote (16) and footnote (17) below). These options vest in equal annual increments commencing on 11/4/99. See "-- Repricing of Stock Options under the Stock Option Plans."
(15) Represents a $1,405 automobile allowance and income of $468 recognized on employer provided group term life insurance in excess of $50,000.
(16) On November 4, 1998, SouthFirst canceled all options granted to Mr. Massey in 1998, and issued options to purchase the same number of shares at a lower exercise price. These options vest in equal annual increments commencing on 11/4/99. See "---Repricing of Stock Options under the Stock Option Plans."
(17) On January 28, 1998, SouthFirst granted these options, which vested in equal annual increments commencing on January 29, 1999. These options were canceled on November 4, 1998 (see footnote (14) and footnote (16) above).

EMPLOYMENT AGREEMENTS

         SouthFirst and First Federal have entered into employment agreements with each of the Named Executive Officers. The terms and conditions of these employment contracts are described below.

Donald C. Stroup, Chairman, President and Chief Executive Officer.

         The employment agreement with Mr. Stroup was effective as of October 1, 1997 and is for a term of three years. On each anniversary date from the expiration of the initial three year term of the employment agreement, the term of Mr. Stroup's employment will be extended for an additional one- year period beyond the then effective expiration date, upon a determination by the Boards of Directors of SouthFirst and First Federal that the performance of Mr. Stroup has met the required performance standards and that such employment agreement should be extended.

         Pursuant to Mr. Stroup's employment agreement, First Federal pays Mr. Stroup an annual base salary of $140,000, for which SouthFirst is jointly and severally liable. Mr. Stroup's employment agreement entitles him to participate with all other senior management employees of SouthFirst or First Federal in any discretionary bonuses that the SouthFirst or First Federal Boards of Directors may award. In addition, Mr. Stroup participates in standard retirement and medical plans, and is entitled to customary fringe benefits, vacation and sick leave.

         Mr. Stroup's employment agreement terminates upon his death or disability, and is terminable for "cause" as defined in the employment agreement. In the event of termination for cause, no severance benefits are payable to Mr. Stroup. If SouthFirst or First Federal terminates Mr. Stroup without cause, he will be entitled to a continuation of his salary and benefits from the date of termination through the remaining term of the employment agreement plus an additional twelve-month period. Mr. Stroup may voluntarily terminate his employment agreement by providing sixty days written notice to the Boards of Directors of SouthFirst and First Federal, in which case he is entitled to receive only his compensation, vested rights and benefits up to the date of termination.

         Mr. Stroup's employment agreement further provides that, in the event of Mr. Stroup's involuntary termination in connection with, or within two years after any change in control of First Federal or SouthFirst, other than for "cause," or death or disability, Mr. Stroup will be paid, within 10 days of such termination, an amount equal to the difference between: (i) 2.99 times his "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"); and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that Mr. Stroup receives on account of the change in control. Such payment would be reduced to the extent it would cause First Federal to fail to meet any of its regulatory capital requirements. Under Mr. Stroup's employment agreement, a "change in control" generally refers to a change in ownership, holding or power to vote more than 25% of SouthFirst's or First Federal's voting stock, a change in the ownership or possession of the ability to control the election of a majority of First Federal's or SouthFirst's directors or the exercise of a controlling influence over the management or policies of SouthFirst or First Federal. In addition, under Mr. Stroup's employment agreement, a change in control occurs when, during any consecutive two-year period, the directors of SouthFirst or First Federal, at the beginning of such period, cease to constitute two-thirds of the Boards of Directors of SouthFirst or First Federal, unless the election of replacement directors was approved by a two-thirds (66 2/3%) vote of the initial directors then in office. Mr. Stroup's employment agreement also provides for a similar lump sum payment to be made in the event of the Mr. Stroup's voluntary termination of employment within one year following a change in control of First Federal or SouthFirst.

Joe K. McArthur, Executive Vice President and Chief Financial Officer.

         The employment agreement with Mr. McArthur was effective as of October 1, 1997 and is for a term of three years. On each anniversary date from the expiration of the initial three year term of the employment agreement, the term of Mr. McArthur's employment will be extended for an additional one- year period beyond the then effective expiration date, upon a determination by the Boards of Directors of SouthFirst and First Federal that the performance of Mr. McArthur has met the required performance standards and that such employment agreement should be extended.

         Pursuant to Mr. McArthur's employment agreement, First Federal pays Mr. McArthur an annual base salary of $105,000, for which SouthFirst will be jointly and severally liable. Mr. McArthur's employment agreement entitles him to participate with all other senior management employees of SouthFirst or First Federal in any discretionary bonuses that the SouthFirst or First Federal Boards of Directors may award. In addition, Mr. McArthur participates in standard retirement and medical plans, and is entitled to customary fringe benefits, vacation and sick leave.

         Mr. McArthur's employment agreement terminates upon his death or disability, and is terminable for "cause" as defined in the employment agreement. In the event of termination for cause, no severance benefits are payable to Mr. McArthur. If SouthFirst or First Federal terminates Mr. McArthur without cause, he will be entitled to a continuation of his salary and benefits from the date of termination through the remaining term of the employment agreement plus an additional twelve-month period. Mr. McArthur may voluntarily terminate his employment agreement by providing sixty days written notice to the Boards of Directors of SouthFirst and First Federal, in which case he is entitled to receive only his compensation, vested rights and benefits up to the date of termination.

         Mr. McArthur's employment agreement further provides that, in the event of Mr. McArthur's involuntary termination in connection with, or within two years after any change in control of First Federal or SouthFirst, other than for "cause," or death or disability, Mr. McArthur will be paid, within 10 days of such termination, an amount equal to the difference between: (i) 2.99 times his "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code; and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that Mr. McArthur receives on account of the change in control. Such payment would be reduced to the extent it would cause First Federal to fail to meet any of its regulatory capital requirements. Under Mr. McArthur's employment agreement, a "change in control" generally refers to a change in ownership, holding or power to vote more than 25% of SouthFirst's or First Federal's voting stock, a change in the ownership or possession of the ability to control the election of a majority of First Federal's or SouthFirst's directors or the exercise of a controlling influence over the management or policies of SouthFirst or First Federal. In addition, under Mr. McArthur's employment agreement, a change in control occurs when, during any consecutive two-year period, directors of SouthFirst or First Federal, at the beginning of such period, cease to constitute two-thirds of the Boards of Directors of SouthFirst or First Federal, unless the election of replacement directors was approved by a two-thirds (66 2/3%) vote of the initial directors then in office. Mr. McArthur's employment agreement also provides for a similar lump sum payment to be made in the event of the Mr. McArthur's voluntary termination of employment within one year following a change in control of First Federal or SouthFirst.

J. Malcomb Massey, President of Pension & Benefit.

         The employment agreement with Mr. Massey was effective as of April 11, 1997 and provides for a term of three years. On each anniversary date from the expiration of the initial three year term of the employment agreement, the term of Mr. Massey's employment will be extended for an additional one-year period beyond the then effective expiration date, upon a determination by the Board of Directors of First Federal that the performance of Mr. Massey has met the required performance standards and that such employment agreement should be extended.

         The employment agreement with Mr. Massey provides for an annual base salary of $130,000. In addition, Mr. Massey received 15,512 shares of restricted SouthFirst Common Stock, one-fifteenth of which vests on each of the first fifteen anniversaries of the date of the employment agreement. Should Mr. Massey's employment be terminated due to his death or disability, all unvested shares will vest on the last day of Mr. Massey's service with Pension & Benefit. All unvested shares will also vest upon a "change in control" of Pension & Benefit. Under Mr. Massey's employment agreement, "change in control" generally refers to a change in ownership, holding or power to vote more than 25% of Pension & Benefit's voting stock, a change in the ownership or possession of the ability to control the election of a majority of Pension & Benefit's directors or the exercise of a controlling influence over the management or policies of Pension & Benefit. In addition, under Mr. Massey's employment agreement, a change in control occurs when, during any consecutive two-year period, directors of SouthFirst or Pension & Benefit, at the beginning of such period, cease to constitute two-thirds of the Boards of Directors of SouthFirst or First Federal, unless the election of replacement directors was approved by a two-thirds (66 2/3%) vote of the initial directors then in office.

         Mr. Massey's employment agreement entitles him to participate with all other senior management employees of First Federal in any discretionary bonuses that the Board of Directors of First Federal may award. Mr. Massey may also participate in standard retirement and medical plans, and is entitled to customary fringe benefits, vacation and sick leave.

         Mr. Massey's employment agreement terminates upon his death or disability, and is terminable for "cause" as defined in the employment agreement. In the event of termination for cause, no severance benefits are payable to Mr. Massey. If First Federal terminates Mr. Massey without cause, he will be entitled to severance pay equal to the amount of his salary and benefits from the date of termination through the remaining term of the employment agreement plus an additional twelve-month period. Mr. Massey has the option to receive this payment either (i) in periodic payments, as if the termination had not occurred, or (ii) in one lump sum payment within ten days of the termination of his employment. In either case, however, the severance pay is limited to three times the average total annual compensation received by Mr. Massey under the employment agreement over the five full fiscal years preceding the termination, or, if Mr. Massey has been employed less than five full fiscal years, over each full fiscal year preceding the termination. Mr. Massey may voluntarily terminate his employment agreement by providing sixty days written notice to the Board of Directors of First Federal, in which case he is entitled to receive only his compensation, vested rights and benefits up to the date of termination.

         Mr. Massey's employment agreement previously contained a non-competition provision, pursuant to which Mr. Massey agreed that if his employment by Pension & Benefit terminated during the initial three-year period of employment, he would not, for two years following such termination, directly or indirectly engage in activities related to the planning, designing, implementation or administration of employee benefit plans in the same county as Pension & Benefit is located or in any contiguous county. This non-competition provision expired on April 11, 2000. The employment contract also provides that during the term of Mr. Massey's employment, and for three years thereafter, he shall refrain from recruiting or hiring, or attempting to recruit or hire, directly or by assisting others, any other employee of Pension & Benefit or any successor or affiliate of Pension & Benefit.

DEFERRED COMPENSATION AGREEMENTS

         First Federal has entered into deferred compensation agreements (collectively, the "Deferred Compensation Agreements") with Mr. Stroup and Mr. McArthur, pursuant to which each will receive certain retirement benefits at age
65. Under the Deferred Compensation Agreements, benefits are payable for 15 years. A portion of the retirement benefits accrue each year until age 65 or, if sooner, until termination of employment. If Mr. Stroup remains in the employment of First Federal until age 65, his annual benefit will be $65,000. If Mr. McArthur remains in the employment of First Federal until age 65, his annual benefit will be $45,000. If either of these officers dies prior to age 65, while in the employment of First Federal, the full retirement benefits available under the deferred compensation agreements will accrue and will, thereupon, be payable to their respective beneficiaries. The retirement benefits available under the Deferred Compensation Agreements are unfunded. However, First Federal has purchased life insurance policies on the lives of these officers that will be available to SouthFirst and First Federal to provide, both, for retirement benefits and for key man insurance. The costs of these arrangements was $57,075 for each of 2000, 1999, and 1998.

MANAGEMENT RECOGNITION PLANS

         The SouthFirst Board of Directors has adopted two management recognition plans ("MRPs"), denominated SouthFirst Bancshares, Inc. Management Recognition Plan "A" ("Plan A") and SouthFirst Bancshares, Inc. Management Recognition Plan "B" ("Plan B") (collectively, the "Plans"). The objective of the Plans is to enable SouthFirst and First Federal to reward and retain personnel of experience and ability in key positions of responsibility by providing such personnel with a proprietary interest in SouthFirst and by recognizing their past contributions to SouthFirst and First Federal, and to act as an incentive to make such contributions in the future.

         Plan A and Plan B are identical except that while Plan B provides for awards only to employees of SouthFirst and First Federal, Plan A provides for awards to employees, as well as to non-employee directors. The Plans are administered by the SouthFirst Board of Directors or by a committee thereof (collectively, the "Committee"). Awards under the Plans are in the form of restricted stock grants ("MRP grants"). Each Plan has reserved a total of 16,600 shares of SouthFirst Common Stock for issuance pursuant to awards made by the Committee. Such shares, with respect to each Plan, are held in trust until awards are made by the Committee, at which time the shares are distributed from the trust to the award recipient. Such shares will bear restrictive legends until vested, as described below. The Committee may make awards to eligible participants under the Plans in its discretion, from time to time. Under Plan A, on November 15, 1995 each non-employee director serving in such capacity on February 13, 1995 (the effective date of the conversion of SouthFirst from a mutual to a stock form of ownership) automatically received an award of 1,660 shares. In selecting the employees to whom awards are granted under the Plans, the Committee considers the position, duties and responsibilities of the employees, the value of their services to SouthFirst and First Federal and any other factors the Committee may deem relevant. As of September 30, 2000, a total of 33,200 shares had been awarded under the Plans and, as of that date, no further shares were available for future issuance.

         Awards under the Plans vest at the rate of 20% per year, commencing on the first anniversary of the date of the award. The Committee may, however, from time to time and in its sole discretion, accelerate the vesting with respect to any participant, if the Committee determines that such acceleration is in the best interest of SouthFirst. If a participant terminates employment for reasons other than death or disability, the participant forfeits all rights to any shares which have not vested, including the dividends received with respect to such non-vested shares. If the participant's termination is caused by death or disability, all shares become vested. Participants will recognize compensation income on the date their interests vest, or at such earlier date pursuant to a participant's election to accelerate recognition pursuant to
Section 83(b) of the Internal Revenue Code.

STOCK OPTION PLANS

         The SouthFirst Board of Directors has adopted two Stock Option Plans. The first was adopted November 15, 1995 and is denominated the SouthFirst Bancshares, Inc. Stock Option and Incentive Plan (the "1995 Stock Option Plan"), and the second was adopted on January 28, 1998 and is denominated the 1998 Stock Option and Incentive Plan ("the 1998 Stock Option Plan"). The objective of each of the Stock Option Plans is to attract, retain, and motivate the best possible personnel for positions of substantial responsibility with SouthFirst and First Federal. In order to attract and retain members of the Board of Directors of SouthFirst who contribute to SouthFirst's success, each of the Stock Option Plans also provides for the award of non-qualified stock options to non-employee directors of SouthFirst.

         The 1995 Stock Option Plan authorizes the grant of up to 83,000 shares of Common Stock to select officers and employees in the form of (i) incentive and non-qualified stock options ("Options") or (ii) Stock Appreciation Rights ("SARs") (Options and SARs are referred to herein collectively as "Awards"), as determined by the committee administering the 1995 Stock Option Plan. As of September 30, 1998, a total of 83,000 shares had been issued under the 1995 Stock Option Plan and, as of that date, no further shares were available for future issuance. The 1998 Stock Option Plan authorizes the grant of up to 63,361 shares of Common Stock to select officers and employees in the form of (i) incentive and non-qualified stock options ("Options") or (ii) Stock Appreciation Rights ("SARs"). As of September 30, 1999, a total of 63,361 shares had been issued under the 1998 Stock Option Plan and, as of that date, no further shares were available for future issuance

         The terms and conditions of the two Stock Option Plans are substantially the same. The exercise price for Options and SARs granted under the Stock Option Plans may not be less than the fair market value of the shares on the day of the grant, and no Awards shall be exercisable after the expiration of ten years from the date of this grant. Each Stock Option Plan has a term of 10 years unless earlier terminated by the SouthFirst Board of Directors. The Stock Option Plans are administered by the Board of Directors of SouthFirst or by a committee thereof (collectively, the "Option Plan Committee"). Except as discussed below with respect to non-employee directors, the Option Plan Committee has complete discretion to make Awards to persons eligible to participate in the Stock Option Plans, and determines the number of shares to be subject to such Awards, and the terms and conditions of such Awards. In selecting the persons to whom Awards are granted under the Stock Option Plan, the Option Plan Committee considers the position, duties, and responsibilities of the employees, the value of their services to SouthFirst and First Federal, and any other factor the Option Plan Committee may deem relevant to achieving the stated purpose of the Stock Option Plan.

         Options granted under the Stock Option Plans become exercisable at a rate of 20% per year commencing one year from the date of grant, with the exception that all options will become immediately exercisable in the event the optionee's employment is terminated due to the optionee's death, disability or retirement, or in the event of a change in control of First Federal or SouthFirst.

         Under the 1995 Stock Option Plan, all directors who were not employees of SouthFirst as of November 15, 1995 (the date of the approval of the Stock Option Plan by the stockholders of SouthFirst and the OTS), received non-qualified stock options for the purchase of 4,150 shares with an exercise price equal to $14.00 per share, the fair market value of SouthFirst Common Stock on the date of grant. Likewise, under the 1998 Stock Option Plan, all directors who were not employees of SouthFirst as of January 28, 1998 (the date of the approval of the Stock Option Plan by the Board of Directors of SouthFirst) received non-qualified stock options for the purchase of 2,700 shares with an exercise price equal to $21.25 per share, the fair market value of SouthFirst Common Stock on the date of grant.

REPRICING OF STOCK OPTIONS UNDER THE STOCK OPTION PLANS

         On January 28, 1998, the Board of Directors, acting on the approval of the Wage and Compensation Committee, granted incentive stock options to purchase 14,180; 7,428 and 3,726 to Donald C. Stroup, Joe K. McArthur and J. Malcomb Massey, respectively (i.e., the Named Executive Officers). Options to purchase an aggregate of 36,777 shares were concurrently granted to approximately 19 non-executive employees of SouthFirst and/or First Federal and two former executive officers. Such options were granted at an exercise price of $21.25 per share, which was equal to the fair market value of SouthFirst's Common Stock on the date of grant. During the ensuing nine and one half months, the market price of SouthFirst's Common Stock declined significantly to a point below which such options no longer served the intended purpose for which they were issued. In order to protect the intended value of the January 28 options, the Board of Directors elected to reprice all of such options by the cancellation of such options and the regrant of an equal number of new options at the then current lower market price. Such replacement options were granted on November 4, 1998 at an exercise price of $15.75 a share, which was equal to the fair market value of SouthFirst's Common Stock on the date of grant. The following table provides, with respect to the Named Executive Officers, the name of grantee, number of securities underlying the options repriced, the original exercise price, the new exercise price, and the length of original option term remaining after the repricing, as of September 30, 2000:

                                       OPTION REGRANTS FOR FISCAL YEAR 2000


                                          Number of
                                          Securities                                                  Length of Original
                                          Underlying                                                  Option Term
                                          Options            Original Exercise    New Exercise        Remaining at Date
Name                         Date         Repriced           Price ($)            Price ($)           of Repricing
----                         ----         --------           ---------            ---------           ------------
Donald Stroup        November 4, 1998     4150               21.25                15.75               9.2  years
(1995 Plan) (1)

Donald Stroup        November 4, 1998     10030              21.25                15.75               9.2 years
(1998 Plan)

Joe McArthur         November 4, 1998     7428               21.25                15.75               9.2 years
(1998 Plan)

Malcomb Massey       November 4, 1998     3726               21.25                15.75               9.2 years
(1998 Plan)

         (1) As of September 30, 1996, options to purchase a total of 83,000 shares had been issued under the 1995 Stock Option Plan, and, as of that date, no other shares were available for future issuance. Since September 30, 1996, grants to purchase 4,150 shares of Common Stock expired prior to being exercised and, consequently, the 4,150 shares reserved to be issued pursuant to such expired options became available for re-issuance under the 1995 Stock Option Plan. On January 28, 1998, the Board of Directors of the Bank granted to Donald
C. Stroup options to purchase 4,150 shares available under the 1995 Stock Option Plan in conjunction with certain additional stock option grants made pursuant to the 1998 Stock Option Plan. These options were issued pursuant to the vesting schedule utilized for the 1998 Stock Option Plan. Subsequently, as of September 30, 2000, 14,110 options have expired and remain unissued under the 1995 Stock Option Plan and 16,477 options have expired and remain unissued under the 1998 Stock Option Plan.

         The following table provides certain information concerning the exercise of stock options under SouthFirst's Stock Option Plans during the fiscal year ended September 30, 2000, by the Named Executive Officers and the fiscal-year-end value of unexercised options held by those individuals:


                           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                    AND FISCAL YEAR END OPTION VALUES

                                                                 Number of Securities             Value of
                                                                      Underlying                Unexercised
                                                                 Unexercised Options            In-the-Money
                                                                          at                 Options at Fiscal
                                 Shares                            Fiscal Year End                Year End
                                Acquired           Value             Exercisable/               Exercisable/
           Name                on Exercise       Realized           Unexercisable             Unexercisable(1)
           ----                -----------       --------           -------------             ----------------
Donald C. Stroup                    0               $0             19,436 / 15,494                $0 / $0
Joe K. McArthur                     0               $0              12,110 / 8,598                $0 / $0
J. Malcomb Massey                   0               $0                745 / 2,981                 $0 / $0

--------------

(1) Represents the value of unexercised, in-the-money stock options on September 30, 2000, using the $10.00 closing price of SouthFirst Common Stock on that date.

EMPLOYEE RETIREMENT SAVINGS PLAN

         First Federal has established a savings and profit-sharing Plan that qualifies as a tax-deferred savings Plan under Section 401(k) of the Internal Revenue Code (the "401(k) Plan") for its salaried employees who are at least 21 years old and who have completed one year of service with First Federal. Under the 401(k) Plan, eligible employees may contribute up to 10% of their gross salary to the 401(k) Plan or $9,500, whichever is less. Currently, all contributions are fully vested under the 401(k) Plan at the time of the contribution. Prior to First Federal's adoption of an Employee Stock Ownership Plan (see "--Employee Stock Ownership Plan"), the first 1% to 3% of employee compensation was matched by a First Federal contribution of $0.50 for each $1.00 of employee contribution and contributions from 4% to 6% were 100% matched. During this period, contributions were 100% vested following the completion of five years of service and were invested in one or more investment accounts administered by the Plan administrator. At September 30, 2000, neither First Federal nor any of its affiliates match employee contributions to the 401(k) Plan.

EMPLOYEE STOCK OWNERSHIP PLAN

         First Federal has adopted an Employee Stock Ownership Plan (the "ESOP") for the exclusive benefit of participating employees. All employees of First Federal who are at least 21 years old and who have completed a year of service with First Federal are eligible to participate in the ESOP. SouthFirst has loaned the ESOP $664,000, which the ESOP used to purchase 66,400 shares of SouthFirst Common Stock. This loan is secured by the shares purchased with the proceeds of the loan. Shares purchased with the loan proceeds are held in a suspense account for allocation among participants as the loan is repaid.

         Contributions to the ESOP are expected to be used to repay the ESOP loan. Shares released from the suspense account as the ESOP loan is repaid, any contributions to the ESOP that are not used to repay the ESOP loan, and forfeitures will be allocated among participants on the basis of their relative compensation. With the exception of terminations due to death, disability or retirement, a participant must be employed by First Federal on the last day of the Plan year and have completed 1,000 hours of service during the Plan year in order to share in the allocation for the Plan year. Any dividends paid on unallocated shares of SouthFirst Common Stock are to be used to repay the ESOP loan; any dividends paid on shares of SouthFirst Common Stock allocated to participant accounts will be credited to said accounts.

         Benefits under the ESOP vest at a rate of 20% per year of service, with the first 20% vesting after the Participant has served for two years. Participant's benefits also become fully vested upon the Participant's death, disability, attainment of normal retirement age, or the termination of the ESOP. For vesting purposes, a year of service means any Plan year in which an employee completes at least 1,000 hours of service with First Federal. An employee's years of service prior to the ESOP's effective date will be considered for purposes of determining vesting under the ESOP.

         A participant who separates from service because of death, disability or retirement will be entitled to receive an immediate distribution of his or her benefits. A participant who separates from service for any other reason will be eligible to begin receiving benefits once he or she has completed his or her fifth one year break in service. Distributions will generally be made in whole shares of SouthFirst Common Stock, with the value of fractional shares being paid in cash. Although accounts will generally be distributed in a lump sum, accounts valued in excess of $500,000 may be distributed in installments over a five-year period.

         Pension & Benefit serves as the plan administrator and trustee of the ESOP (the "ESOP Trustee"). Participants may vote the shares of SouthFirst Common Stock that are allocated to their account. Any unallocated shares of SouthFirst Common Stock and allocated shares of SouthFirst Common Stock for which no timely direction is received are voted by the ESOP Trustee in accordance with its fiduciary obligations.

DIVIDEND INCENTIVE PLAN

         SouthFirst, in November, 1995, adopted, by resolution of the Board of Directors of SouthFirst, a dividend incentive plan (the "Dividend Incentive Plan"), pursuant to which each director and/or employee in the SouthFirst family, who holds options to purchase SouthFirst Common Stock under the Stock Option Plans is paid an amount equal to the number of shares underlying the stock options held by him or her, multiplied by the amount of dividends SouthFirst pays to the holders of its Common Stock. If the service of an employee or director is terminated prior to the full vesting of his or her stock options, then the employee or director immediately forfeits, and must repay to SouthFirst, all amounts received under the Dividend Incentive Plan with respect to the non-vested options.

COMPENSATION OF DIRECTORS

         Each member of the First Federal Board of Directors receives a fee of $915 for each board meeting attended (with one excused absence), and each non-employee director of First Federal, if a member of a committee, receives $500 for each committee meeting attended. The members of the SouthFirst Board of Directors do not receive a fee for board meeting attendance.

         During fiscal 2000, each non-employee director of SouthFirst (except John Robbs, who resigned as a director of First Federal and SouthFirst on April 5, 2000) was paid $4,110 under the Dividend Incentive Plan, and Mr. Bice and Mr. Easterling, as non-employee directors of First Federal, were paid $1,620 under the Dividend Incentive Plan. Further, each SouthFirst director (except John Robbs and Bobby R. Cook), during fiscal 2000, received a cash dividend in the amount of $996 with respect to the restricted shares held by him, as granted under Management Recognition Plans "A" and "B."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         No directors, executive officers, or immediate family members of such individuals were engaged in transactions, or proposed transactions, with SouthFirst or First Federal, other than loans, involving more than $60,000 during the period from the year ended September 30, 2000 through March 1, 2001. First Federal, like many other financial institutions, has followed a policy of granting various types of loans to officers, directors and employees. The loans have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with First Federal's other customers, and do not involve more than the normal risk of collectibility, nor present other unfavorable features. All loans by First Federal to its officers and executive officers are subject to OTS regulations restricting loans and other transactions with affiliated persons of First Federal. In addition, all future credit transactions with such directors, officers and related interests of SouthFirst and First Federal will be on substantially the same terms as, and following credit underwriting procedures that are not less stringent than, those prevailing at the time for comparable transactions with unaffiliated persons and must be approved by a majority of the directors of SouthFirst, including a majority of the disinterested directors. At March 1, 2001, the aggregate of all loans by First Federal to its officers, directors, and related interests was $2,907,866.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Jones & Kirkpatrick, P.C., audited the financial statements of SouthFirst for the fiscal years ended September 30, 1998, 1999 and 2000. The Audit Committee has selected this same firm to audit the accounts and records of SouthFirst for the current fiscal year. Representatives of Jones & Kirkpatrick, P.C., are expected to be present at the Annual Meeting to respond to stockholders' questions and will have an opportunity to make any statements they consider appropriate.

AUDIT FEES

         The aggregate fees billed for professional services rendered by Jones & Kirkpatrick, P.C. for the audit of SouthFirst's annual financial statements for the fiscal year ending September 30, 2000 ($51,500.00) and for the reviews of the financial statements included in the SouthFirst's Forms 10-QSB for that fiscal year ($8,175.00) was $59,675.00.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         No professional services were rendered by Jones & Kirkpatrick, P.C. for the fiscal year ending September 30, 2000: (i) directly or indirectly operating, or supervising the operation of, any information system or local area network of SouthFirst or its affiliates, or (ii) designing or implementing any hardware or software system that aggregates source date underlying the financial statements, or that generates information that is significant to the financial statements, of SouthFirst or its affiliates.

ALL OTHER FEES

         Jones & Kirkpatrick, P.C., in addition to the services discussed above under "Audit Fees," rendered services to SouthFirst with respect to the preparation and filing of its required state and federal tax returns for the fiscal year ending September 30, 2000. The amount of fees billed by Jones & Kirkpatrick, P.C. for these tax-related services was $11,550.00.

         The Audit Committee has considered the provision of the services rendered to SouthFirst by Jones & Kirkpatrick, P.C., and has determined that such services, and the provision thereof, are compatible with maintaining the independence of Jones & Kirkpatrick, P.C.

               STOCKHOLDERS' PROPOSALS FOR THE 2002 ANNUAL MEETING

         Stockholders may submit proposals appropriate for stockholder action at SouthFirst's 2002 Annual Meeting, consistent with the regulations of the Securities and Exchange Commission. Proposals by stockholders intended to be presented at the 2002 Annual Meeting must be received by SouthFirst no later than November 10, 2001, in order to be included in SouthFirst's proxy materials for that meeting. With respect to any such proposals received by SouthFirst after January 24, 2002, the proposals will be considered untimely and the persons named in the form of Proxy solicited by management will vote the Proxy in accordance with their judgment of what is in the best interests of SouthFirst. Such proposals should be directed to SouthFirst Bancshares, Inc.,
Attention: Corporate Secretary, 126 North Norton Avenue, Sylacauga, Alabama
35150.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their judgment of what is in the best interest of SouthFirst.
                                   By Order of The Board of Directors

                                   /s/ Joe K. McArthur

                                   Joe K. McArthur
Sylacauga, Alabama                 Secretary
March 12, 2001

                                  APPENDIX "A"

                           SOUTHFIRST BANCSHARES, INC.

                             AUDIT COMMITTEE CHARTER


STATEMENT OF PURPOSE:

         The Audit Committee of SouthFirst Bancshares, Inc. (the "Corporation") shall provide assistance to the Board of Directors of the Corporation (the "Board") in fulfilling its responsibility to the shareholders of the Corporation and to the investment community, relating to the Corporation's accounting and reporting practices, the quality and integrity of the Corporation's financial reports and the independence and performance of the Corporation's independent auditors.

COMPOSITION:

         The Audit Committee is a committee of the Board and shall be composed of three or more directors who shall meet the independence and experience requirements of the American Stock Exchange ("AMEX"). All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices.

         The members of the Audit Committee shall be appointed by the Board and shall serve until their successors shall be duly appointed. A Chair of the Audit Committee shall be elected by majority vote of the full Audit Committee membership. A majority of the Committee shall constitute a quorum.

AUTHORITY:

         The Audit Committee's direct reporting relationship is to the Board. The Audit Committee is authorized to have full and unrestricted access to all personnel, records, operations, properties, and other informational sources of the Corporation as required to properly discharge its responsibilities. Further, the Audit Committee is granted the authority to conduct or authorize investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee shall be empowered to retain accountants, counsel or others to assist it in the discharge of its responsibilities, upon Board approval.

RESPONSIBILITIES:

         In furtherance of the purpose of the Audit Committee, it will be the responsibility of the Audit Committee to:

- Maintain free and open means of communication between Board members, the outside auditors, the internal auditors and the financial management of the Corporation.


- Select and appoint the outside auditors, which firm is ultimately accountable to the Audit Committee and the Board.

- Evaluate the performance of the outside auditors and, if the Audit Committee deems it to be in the best interests of the Corporation, replace the outside auditors.

- Confirm and assure the independence of the outside accountants, and in connection therewith review the fees paid to the outside accountants for both audit and non-audit services.

- Obtain, annually, a formal written statement from the outside auditors consistent with Independence Standards Board Standard No. 1, delineating relationships between the outside auditors and the company, and actively engage in dialogue with the outside auditors regarding matters that might reasonably be expected to affect their independence.

- Meet with the outside auditors and financial management of the Corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized.

- Discuss with the outside auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

- Review, with the outside auditors and the Corporation's financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

-        Review of the following with management and the outside auditors:

         - The Corporation's annual and quarterly financial statements and related footnotes, prior to filing by the Corporation of each respective Form 10-QSB and 10-KSB with the Securities Exchange Commission;

         - The outside auditors' annual audit of the financial statements and their report thereon;

         - Any problems or difficulties the outside auditors may have encountered and any management letter provided by the outside auditors and the Corporation's response to any such letter;

         - Any significant changes to the Corporation's auditing and accounting principles and practices suggested by the Corporation's outside auditors or by management; and

         - At periodic meetings with management, the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures.

- Provide sufficient opportunity for the outside auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the outside auditors' evaluation of the Corporation's financial, accounting, and auditing personnel, and the cooperation that the outside auditors received during the course of the audit.

- Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

- Ensure that the outside auditor conduct a review in accordance with Statement on Auditing Standards No. 71 prior to each filing of the Corporation's Form 10-QSB with the Securities Exchange Commission.

- Prepare the report of the Audit Committee required pursuant to the rules promulgated by the Securities and Exchange Commission to be included in the Corporation's annual proxy statement.

- Ensure that the Chair of the Audit Committee (and other members of the Committee, if considered necessary) reviews with the Chief Financial Officer and other members of management any proposed release of significant financial information by the Corporation to the public.

- Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Audit Committee meeting with, the Board, and make such recommendations to the Board as the Audit Committee may deem appropriate.

- Review and reassess the adequacy of this Audit Committee Charter on an annual basis and recommend any proposed changes to the Board for adoption.

- In addition, perform such other functions as may be required by law, the rules of the Securities and Exchange Commission or the AMEX, or by the Corporation's Charter or Bylaws.

         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the outside auditors. Further, it is not the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the outside auditors, or to assure compliance with laws and regulations or rules of the AMEX.

[X] PLEASE MARK VOTES          REVOCABLE PROXY
    AS IN THIS EXAMPLE         SOUTHFIRST BANCSHARES, INC.




           THIS PROXY IS SOLICITED ON BEHALF                                                                      With-   For All
             OF THE BOARD OF DIRECTORS FOR                                                                For     hold     Except
               THE 2001 ANNUAL MEETING OF                     1. To elect L. NEAL BICE,                   [ ]      [ ]       [ ]
                      STOCKHOLDERS.                              H. DAVID FOOTE, and
                                                                 KENNETH E. EASTERLING,
                                                                 for a term of three years and until
                                                                 their successors are elected
      The undersigned hereby appoints Donald C.                  and have qualified.
Stroup and Joe K. McArthur, or either of them, with
power of substitution to each, the proxies of the             INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY
undersigned to vote the Common Stock of the                   INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT
undersigned at the Annual Meeting of Stockholders             NOMINEE'S OR THOSE NOMINEES' NAME(S) IN THE SPACE PROVIDED
of SOUTHFIRST BANCSHARES, INC., to be held                    BELOW.
on Wednesday, April 11, 2001, at 10:00 a.m., at the
main office of SouthFirst Bancshares, Inc., located
at 126 North Norton Avenue, Sylacauga, Alabama
35150, and at any adjournments or postponements
thereof, as indicated on this revocable proxy:                2. To vote in accordance with their best judgment with respect to any other matters that may properly come before the
                                                                 meeting.

                                                              THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" EACH OF THE PROPOSALS AND
                                                              UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE
                                                              SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

Please be sure to sign and date              Date                Please date and sign exactly as your name(s) appear(s) on
this Proxy in the box below.                                  this card.

                                                                 NOTE:  When signing as an attorney, trustee, executor,
                                                              administrator or guardian, please give your title as such.  If a corporation or partnership, give full name of authorizing
 Stockholder sign above -- Co-holder (if any) sign above officer. In the case of joint tenants, each joint owner must sign.

                           DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.

                                                  SOUTHFIRST BANCSHARES, INC.
                                                    126 NORTH NORTON AVENUE
                                                   SYLACAUGA, ALABAMA 35150
                                                      PLEASE ACT PROMPTLY
                                            SIGN, DATE & MAIL YOUR PROXY CARD TODAY